UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 29, 2012

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Natus Medical Incorporated (the “Company”) previously filed a Current Report on Form 8-K on July 3, 2012 to report that the Company had completed the acquisition of the Nicolet neurodiagnostic business (“Nicolet”) from CareFusion.

The purpose of this report is to provide financial statements required by part (a) of Item 9.01 of Form 8-K. The financial statements provided consist of a Statement of Revenues and Direct Expenses and a Statement of Assets Acquired and Liabilities Assumed as of and for the year ended June 30, 2012, as it is not practical to obtain full financial statements of Nicolet. The Company has not included a pro forma balance sheet and statement of operations because it has previously filed its Form 10-K for the period ended December 31, 2012, which reflects the acquisition and the use of forward-looking information is necessary to meaningfully present the effects of the acquisitions.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of the Business Acquired.

The following financial statements are being filed with this report as Exhibit 99.1: Statement of Revenues and Direct Expenses and Statement of Assets Acquired and Liabilities Assumed of the Nicolet Business of CareFusion as of and for the year ended June 30, 2012.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP

99.1	Statement of Revenues and Direct Expenses and Statement of Assets Acquired and Liabilities Assumed of the Nicolet Business of CareFusion as of and for the year ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: May 1, 2013	By:	/s/ Jonathan A. Kennedy
Senior Vice President Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

23.1	Consent of Ernst & Young

99.1	Statement of Revenues and Direct Expenses and Statement of Assets Acquired and Liabilities Assumed of the Nicolet Business of CareFusion as of and for the year ended June 30, 2012.